Exhibit 10.3

GREENWAY MEDICAL TECHNOLOGIES

1999 STOCK OPTION PLAN

1.

Purpose of the Plan

The purpose of this Stock Option Plan is to promote the interests of the Company and its shareholders by providing Employees, Directors and Consultants of the Company and its Affiliates with appropriate incentives and rewards to encourage them to continue in the employ of the Company and maximize their performance. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

2.

Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a)

“Award” shall mean an Option granted pursuant to the terms of the Plan.

(b)

“Board of Directors” shall mean the Board of Directors of the Company.

(c)

“Cause,” when used in connection with the termination of a Participant’s employment with the Company, shall mean the termination of the Participant’s employment by the Company on account of (i) the willful and continued failure by the Participant to substantially perform his duties and obligations to the Company (other than any such failure resulting from his incapacity due to physical or mental illness) or (ii) the willful engaging by the Participant in misconduct which is materially injurious to the Company. For purposes of this Section 2(c), no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his action or omission was in the best interests of the Company.

(d)

“Change in Control” shall mean the occurrence of any of the following:

(i)

Change in the ownership of the Company

(a)  Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, possesses more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the corporation (within the meaning of paragraph (ii) of section 2(d))). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section;

(ii)

Change in the effective control of the Company

(a) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 50 percent or more of the total voting power of the stock of such corporation; or

(b) A majority of members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors prior to the date of the appointment or election. This presumption may be rebutted by establishing that such acquisition or acquisitions of the Company’s stock, or such replacement of the majority of the members of the Company’s Board of Directors, does not transfer the power to control (directly or indirectly) the management and policies of the Company from any one person (or more than one person acting as a group) to another person (or group). For purposes of this section, in the absence of an event described in paragraph (a) or (b) of section 2(d)(ii), a change in the effective control of the Company is presumed not to have occurred.

(c) If any one person, or more than one person acting as a group, is considered to effectively control a corporation (within the meaning of section 2(d)(ii)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in the effective control of the Company (or to cause a change in the ownership of the Company within the meaning of paragraph (i) of this section);

(iii)

Change in ownership of a substantial portion of the Company’s assets

(a)  Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total fair market value equal to or more than one third of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

(b)  A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:  (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (2) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50 percent of the total value or voting power is owned, directly or indirectly, by a person described in paragraph (b)(3) of section 2(d)(iii).

(e)

“Code” shall mean the Internal Revenue Code of 1986.

(f)

“Committee” shall mean the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan.

(g)

“Company” shall mean Greenway Medical Technologies, Inc., a Georgia corporation, and each of its affiliates.

(h)

“Company Stock” shall mean the common stock of the Company.

(i)

“Constructive Termination” shall be deemed to have occurred under any of the following circumstances: (1) the employer requires that the Employee perform a majority of his or her services in a location more than 50 miles from the city limits of Carrollton, Georgia, provided that Employee was working for the Company in Carrollton, Georgia; (2) the employer substantially reduces an Employee’s duties, responsibilities or job title; or (3) the employer requires an Employee to perform his or her work under substantially different and unreasonable conditions, locations, or circumstances and such requirement does not serve a legitimate Company purpose.

(j)

“Consultant” shall mean any person who is engaged by the Company or any affiliate to render consulting or advisory services and is compensated for such services, and any Director of Company whether compensated for such services or not. If the company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include Directors who are not compensated for their services or are paid only a Director’s fee by the Company.

(k)

“Director” shall mean a member of the Board of Directors.

(l)

“Disability” shall mean a total and permanent disability as defined in Section 22 (e)(3) of the Internal Revenue Code.

(m)

“Employee” shall mean any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor the payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n)

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)

“Fair Market Value” of a share of Company Stock with respect to any date shall be determined in good faith by the Committee in its absolute discretion; provided, however, that (i) if the shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for shares of Company Stock on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (ii) if the shares of Company Stock are admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the shares of Company Stock on such system on such date or on the last day preceding such date on which a sale was reported, or (iii) if the shares of Company Stock are admitted to quotation on NASDAQ and have not been designated a NMS security, or are listed on another comparable quotation system, Fair Market Value on any date shall be the average of the highest bid and lowest asked price of the shares of Company Stock on such system on such date.

(p)

“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code and that is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(q)

“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(r)

“Normal Retirement” shall mean the retirement age that would qualify a Participant for a full benefit under the retirement plan maintained by the Company and applicable to him.

(s)

“Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)

“Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

(u)

“Participant” shall mean an employee, consultant or director of the Company who is eligible to participate in the Plan and to whom an Award is granted pursuant to the Plan, and, upon his death, his successors, heirs, executors and/or administrators, as the case may be.

(v)

“Person” shall mean a “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

(w)

“Plan” shall mean the Greenway Medical Technologies Stock Option Plan, as it may be amended from time to time.

(x)

“Securities Act” shall mean the Securities Act of 1933, as amended.

3.

Stock Subject to the Plan

Under the Plan, the Committee may grant Options to Participants. Subject to adjustment as provided in Section 7 hereof, the following maximums are imposed under the Plan

(a)

The maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be 408,455 shares.

(b)

The number of shares of Common Stock for which Awards may be granted under the plan shall not exceed in the aggregate twenty percent (20%) of the issued shares of common stock of the Company as of the Effective Date; provided that, if the number of issued shares of Stock is increased after the Effective Date, the maximum number of shares of Stock for which Awards may be granted under the Plan shall be increased by twenty percent (20%) of such increase.

(c)

In no event shall the number of shares of Common Stock subject to Options awarded to any one Participant who is a Covered Participant during any taxable year, exceed fifty percent (50%) of the Common Stock authorized under this Section. In all events, determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder.

To the extent Awards granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan. To the extent that Options together with any related rights granted under the Plan terminate, expire or are canceled without having been exercised, new Awards may be made with respect to the shares covered thereby.

If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

Shares of Company Stock issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.

4.

Administration of the Plan

The Plan shall be administered by the Committee. The Committee shall from time to time designate the employees of the Company who shall be granted Awards and the amount and type of such Awards.

The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. Decisions of the Committee shall be final and binding on all parties.

In addition, the Committee may, in its absolute discretion and without amendment to the Plan, grant Awards of any type to Participants on the condition that such Participants surrender to the Committee for cancellation such other Awards of the same or any other type (including, without limitation, Awards with higher exercise prices or values) as the Committee specifies. Notwithstanding Section 3 herein, prior to the surrender of such other Awards, Awards granted pursuant to the preceding sentence of this Section 4 shall not count against the limits set forth in such Section 3.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee subject to applicable law.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.

Eligibility

All of the Company’s employees, officers, consultants and directors (and any individuals who have accepted an offer for employment) are eligible to be granted options under the Plan. Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employee, Directors or Consultants. A director shall be eligible for the benefits of the Plan provided that such Director’s participation conforms to the requirements of Rule 16b-3, if applicable.

6.

Options

The Committee may grant Options pursuant to the Plan. Such Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

(a)

Identification of Options

All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

(b)

Exercise Price

(i)

Incentive Stock Options

The exercise price of the shares subject to any Option shall not be less than the fair market value of the Common Stock at the time such Option is granted; provided, however, if an Option is granted to an individual who owns, at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its affiliates, the option price of the shares subject to the option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Option is granted. For purposes of determining stock ownership under this Section 6, the attribution rules of Section 424(d) of the Code shall apply.

(ii)

Nonqualified Stock Options

The Committee shall establish the exercise price at the time each Option is granted.

(c)

Term of Options

The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Employee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or its affiliates, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

(d)

Exercise of Options

(i)

Officers, Directors or Other Shareholders

An Option shall be exercisable in accordance with such terms and condition during such periods as may be established by the Committee.

(ii)

Employees and Consultants

Unless otherwise provided in a Stock Option Agreement, no Option issued under this plan shall be exercisable until the earliest to occur of the following:

(a)  the fourth anniversary of the Option grant; or

(b)  an initial public offering of the Common Stock.

In addition, no Option issued under this Plan shall be exercisable until it is vested under the terms of the Participant’s Option Agreement; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

(iii)

Each Option shall be exercisable in whole or in part; provided, that no partial exercise of an Option shall be for an aggregate number of less than 100 Options. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the agreements evidencing such Option marked with such notations as the

Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such Option together with the delivery of the certificates described in 6(d)(vii) hereof.

(iv)

An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Plan Administrator, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the agreements evidencing the Option. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreements shall be returned to him.

(v)

Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either

(a) in cash, by certified check, bank cashier’s check or wire transfer or

(b) subject to the approval of the Committee, by tendering, by either actual delivery of shares or by attestation, mature shares of Company Stock owned by the Participant (for a minimum of six months) and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Company Stock with the balance in cash, by certified check, bank cashier’s check or wire transfer. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time or

(c)  subject to the approval of the Committee, by tendering a written notice pursuant to which Participant, upon exercise of an Option, irrevocably instructing a broker or dealer designated by the Committee, to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company.

(vi)

During the lifetime of a Participant, each Option granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution, nor shall any option be permitted to be pledged in any manner.

(vii)

Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or his beneficiary, as the case may be, and delivered to the Participant or his beneficiary, as the case may be, as soon as practicable following the effective date on which the Option is exercised.

(e)

Limitations on Grant of Incentive Stock Options

(i)

The aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options granted hereunder are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or its affiliates shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In the event that the aggregate Fair Market Value of shares of Company Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(ii)

No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its “subsidiary corporations” (within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a share of Company Stock at the time such Incentive Stock

Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(f)

Continuous Employment

For the entire time from the date of granting the option until three months before the date of exercise (expanded to 12 months if employment ceased in accordance with Sections (6)(g)(i) or (6)(g)(iii) below), an Employee Participant must be an Employee of the Company.

(g)

Effect of Termination of Employment

(i)

In the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Normal Retirement, Disability, Death, or Participant voluntarily leaving the Company (i) Options granted to such Participant, to the extent that they were vested and exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, (ii) Options granted to such Participant, to the extent that they were vested but not exercisable at the time of such termination, shall become fully exercisable and shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, and (iii) Options granted to such Participant, to the extent that they were not vested and not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(ii)

In the event that the employment of a Participant with the Company shall terminate on account of Participant voluntarily leaving the Company (i) Options granted to such Participant, to the extent that they were vested and exercisable at the time of such termination, shall remain exercisable until the expiration of one month after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(iii)

In the event that the employment of a Participant with the Company shall terminate on account of the Death of the Participant (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall become fully vested and fully and immediately exercisable and shall remain exercisable until the expiration of one year after such termination, on which date they shall expire; provided, however, that no Option shall be exercisable after the expiration of its term.

(iv)

In the event that the employment of a Participant with the Company shall terminate on account of Normal Retirement of the Participant (a) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one month after such termination, on which date they shall expire, and (b) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall become fully vested and fully and immediately exercisable and shall remain exercisable until the expiration of one month after such termination, on which date they shall expire; provided, however, that no Option shall be exercisable after the expiration of its term.

(v)

In the event that the employment of a Participant with the Company shall terminate on account of Disability of the Participant (a) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of three months after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(vi)

In the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(h)

Acceleration of Vesting and of Exercise Date Upon Change in Control

(i)

Change in Control and Termination or Constructive Termination of Participant

Upon the occurrence of a Change in Control and the Termination or Constructive Termination of a Participant in the Plan within one year of the change in control, each Option granted under the Plan and outstanding at such time shall become fully vested and fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

(ii)

Change in Control and Continued Employment

Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully vested and fully and immediately exercisable one year after the Change in Control and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

7.

Adjustment Upon Changes in Company Stock

(a)

Shares Available for Grants

In the event of any change in the number of shares of Company Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Company Stock with respect to which the Committee may grant Options shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Company Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Company Stock with respect to which Options may be granted as the Committee may deem appropriate.

(b)

Outstanding Options - Increase or Decrease in Issued Shares Without Consideration

Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Company Stock resulting from a subdivision or consolidation of shares of Company Stock or the payment of a stock dividend (but only on the shares of Company Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Company Stock subject to each outstanding Option and the exercise price per share of Company Stock of each such Option.

(d)

Outstanding Options-Certain Mergers

Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Company Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Company Stock subject to such Option would have received in such merger or consolidation.

(e)

Outstanding Options-Certain Other Transactions

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Company Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(i)

cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Company Stock subject to such Option, respectively, equal to the excess of (a) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (b) the exercise price of such Option; or

(ii)

provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option or stock appreciation right with respect to, as appropriate, some or all of the property for which such Option is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option, or the number of shares or amount of property subject to the option or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option.

(f)

Outstanding Options-Other Changes

In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 7(c), (d) or (e) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per-share exercise price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(g)

No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Company Stock subject to an Award or the exercise price of any Option.

8.

Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares.   Except as otherwise expressly provided in Section 7 hereof, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

9.

Buy-Sell Agreement

Any stock acquired pursuant to this plan is subject to the Corporate Buy-Sell Agreement Between Stockholders.

10.

No Special Employment Rights; No Right to Incentive

Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

11.

Securities Matters

(a)

The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock may be traded in the future. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)

The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Company Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock may be traded in the future. The Committee may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Company Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c)

Company Stock underlying Options is “restricted securities” as defined in Securities Exchange Commission Rule 144(17 C.F.R. § 203.144). Resales of such securities can only be made in compliance with the Securities Act and all applicable state securities laws or an exemption from the requirements of the Securities Act and all applicable state securities law. The Company makes no representation or warranties concerning the transferability of such stock. All shares issued upon the exercise of an Option shall bear notice of the restrictions on resale.

12.

Withholding Taxes

(a)

Cash Remittance

Whenever shares of Company Stock are to be issued upon the exercise of an Option, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment prior to the delivery of any certificate or certificates for such shares.

(b)

Stock Remittance

Subject to Section 12(d) hereof at the election of the Participant, subject to the approval of the Committee, when shares of Company Stock are to be issued upon the exercise of an Option, in lieu of the remittance required by Section 12(a) hereof, the Participant may tender to the Company a number of shares of Company Stock determined by such Participant, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any; attributable to such exercise, occurrence or grant and not greater than the Participant’s estimated total federal, state and local tax obligations associated with such exercise.

(c)

Stock Withholding

The Company shall have the right, when shares of Company Stock are to be issued upon the exercise of an Option, in lieu of requiring the remittance required by Section 12(a) hereof, to withhold a number of such shares, the Fair Market Value of which at the exercise date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise and is not greater than the Participant’s estimated total federal, state and local tax obligations associated with such exercise.

(d)

Timing and Method of Elections

Notwithstanding any other provisions of the Plan, a Participant who is subject to Section 16(b) of the Exchange Act may not make the election described in Section 12(b) hereof prior to the expiration of six months after the date on which the applicable Option was granted, except in the event of the death or Disability of the Participant. A Participant who is subject to Section 16(b) of the Exchange Act may not make such election other than (i) during the 10-day window period beginning on the third business day following the date of release for publication of the Company’s quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date or (ii) at least six months prior to the date such election is made. Such elections shall be irrevocable and shall be made by the delivery to the Company’s principal office, to the attention of its Secretary, of a written notice signed by the Participant.

13.

Amendment or Termination of the Plan

The Board of Directors may, at any time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that if and to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify or if and to the extent required under Section 422 of the Code, no amendment shall be effective without the approval of the shareholders of the Company, that (i) except as provided in Section 7 hereof, increases the number of shares of Company Stock that may be issued under the Plan, (ii) materially increases the benefits accruing to individuals pursuant to the Plan or (iii) materially modifies the requirements as to eligibility for participation in the Plan. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Award.

14.

No Obligation to Exercise

The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

15.

Transfers Upon Death

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Award, or the right to exercise any Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award. Except as provided in this Section 15, no Award shall be transferable, and shall be exercisable only by a Participant during the Participant’s lifetime.

16.

Expenses and Receipts

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

17.

Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant (or beneficiary) evidencing an Award, unless such failure is remedied by such Participant (or beneficiary) within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

18.

Effective Date of Plan

The Plan was adopted by the Board of Directors on January 12, 2000, approved by the shareholders of the Company on February 16, 2000 in accordance with applicable law, the requirements of Section 422 of the Code and the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, amended by the Board of Directors on April 11, 2001, and amended by the Board of Directors on January 14, 2004. Awards may be granted under the Plan at any time prior to the receipt of such shareholder approval; provided, however, that each such grant shall be subject to such approval. Without limitation on the foregoing, no Option may be exercised prior to the receipt of such approval.

19.

Term of the Plan

The right to grant Awards under the Plan will terminate upon the expiration of 10 years after the Effective Date of the Plan.

20.

Applicable Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Georgia without reference to the principles of conflicts of law.

Corp

ATTEST:	By _/s/ W.T. Green, Jr.____________
W.T. Green, Jr., President

By _/s/  J. Thomas Vance_______

J. Thomas Vance, Secretary

May __, 2004

[Greenway Medical Technologies, Inc. Letterhead]

[Optionee]

[address]

Re:

Option Amendments

Dear [Optionee]:

We would like to inform you that in connection with the Company’s Series A Preferred Stock financing, the Company’s board of directors (the “Board”) has decided to make several amendments to each of your outstanding options (each, an “Option”), as listed in the attached option summary document, that was granted under the Company’s 1999 Stock Option Plan (the “Plan”), including amendments to the Plan as it relates to each Option, as described below. Unless otherwise provided herein, any capitalized terms in this letter agreement that are not defined herein are defined in the Plan or the applicable ISO Agreement or Non-Qualified Stock Option Agreement. A copy of the Plan as amended is included with this letter.

The specific amendments to each Option are as follows.

1.

Exercising Vested Options.  Subject to the terms of the Plan or the applicable ISO Agreement or Non-Qualified Stock Option Agreement, each Option will be amended such that each Option will be exercisable to the extent that you have become vested in any portion of such Option, and you may exercise any portion of a vested Option to the extent it is vested. Any language in your ISO Agreement, Non-Qualified Stock Option Agreement or the Plan that prohibited you from exercising vested Options or delayed your right to exercise vested Options shall hereby be deleted and superseded by this amendment. In addition, the first sentence of Section 6(d)(ii) of the Plan shall be deleted in order to remove the restriction that provided that optionees could only exercise options upon the earlier of the fourth anniversary of the option grant or the initial public offering of the Company’s common stock. These changes are intended only to accelerate your ability to exercise your Options.

2.

Definitions.  The definitions of “Change in Control,” “Constructive Termination” in the Plan and each ISO Agreement or Non-Qualified Stock Option Agreement, as applicable, shall be amended in their entirety, as follows:

a.  “Change in Control” shall mean (i) the consummation of a merger or consolidation of the Company with or into another entity or (ii) the dissolution, liquidation or winding up of the Company. The foregoing notwithstanding, a merger or consolidation of the Company shall not constitute a “Change in Control” if immediately after such merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of such continuing or surviving entity, will be owned by the persons who were the Company’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Company’s capital stock immediately prior to such merger or consolidation.

b.

“Constructive Termination” shall mean an Employee’s voluntary termination of employment with the Company and all Affiliates of the Company following (i) a change in that substantially reduces the Employee’s duties, responsibilities or job title, (ii) a change that requires the Employee to perform his or her work under substantially different and unreasonable conditions, locations, or circumstances which does not serve a legitimate Company purpose, or (iii) receipt of notice that the Employee’s principal workplace will be relocated more than 50 miles.

c.

“Cause” shall mean (i) an unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (ii) a material breach of any agreement between you and the Company, (iii) a material failure to comply with the Company’s written policies or rules, (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, (v) gross negligence or willful misconduct or (vi) a continued failure to perform assigned duties after receiving written notification of such failure from the Company.

Your understand and agree that these changes are intended to change the definitions of “Change in Control” and “Cause” so that they are more in line with existing market standards, and to clarify existing Plan language regarding “Constructive Termination,” and not to confer additional benefits under your Options.

3.

Treatment of Options in a Merger.

a.  Sections 6(h) (Acceleration of Vesting and of Exercise Date Upon Change in Control), 7(d) (Outstanding Options-Certain Mergers) and 7(e) (Outstanding Options-Certain Other Transactions) of the Plan and any language in the ISO Agreement or Non-Qualified Stock Option Agreement, as applicable, that provided for or allowed the acceleration of vesting and/or exercisability in any circumstance, including (without limitation) upon a Change in Control or following a Change in Control, shall be deleted in their entirety.

b.   In the event that the Company is a party to a merger or consolidation, all outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement shall provide for one or more of the following:

(i) The continuation of such outstanding Options by the Company (if the Company is the surviving corporation).

(ii) The assumption of such outstanding Options by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code (whether or not such Options are Incentive Stock Options).

(iii) The substitution by the surviving corporation or its parent of new options for such outstanding Options in a manner that complies with Section 424(a) of the Code (whether or not such Options are Incentive Stock Options).

(iv) Full exercisability and vesting of such outstanding Options. The full exercisability and vesting of such Options may be contingent on the closing of such merger or consolidation, and may be applicable to all or any portion of such Options.

(v) The ability to exercise such outstanding vested and exercisable Options during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (A) a shorter period is required to permit a timely closing of such merger or consolidation and (B) such shorter period still offers the Participants a reasonable opportunity to exercise such Options. Any exercise of such Options during such period may be contingent on the closing of such merger or consolidation.

(vi) The cancellation of such outstanding Options and a payment to the Participants equal to the excess of (A) the Fair Market Value of the shares of Company Stock subject to such Options (whether or not such Options are then exercisable or such shares of Company Stock are then vested) as of the closing date of such merger or consolidation over (B) their Exercise Price. Such payment shall be made in the form of cash, property, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options would have become exercisable or such shares of Company Stock would have vested. Such payment may be subject to vesting based on the Participant’s continuing service, provided that the vesting schedule shall not be less favorable to the Participants than the schedule under which such Options would have become exercisable or such shares of Company Stock would have vested. If the Exercise Price of the shares of Stock subject to such Options exceeds the Fair Market Value of such shares of Stock, then such Options may be cancelled without making a payment to the Participants. For purposes of this Paragraph (v), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(c)  If the Company is subject to a Change in Control (as defined above) before your service with the Company terminates and you are terminated by the Company without Cause (as defined above) or you experience a Constructive Termination (as defined above) within 12 months after that Change in Control, then the vested and exercisable percentage of your Option shares will be determined by adding another 12 months to the actual period of service that you have completed with the Company.

Your understand and agree that these changes are intended to change Plan provisions regarding Options in “Change in Control” situations so that the Plan provisions are more flexible to the Company and more in line with existing market standards, and not to confer additional benefits under your Options, except for the possibility of an accelerated ability to exercise your Options.

4.

Option Term. To the extent that Section 6(g) of the Plan (“Effect of Termination of Employment”) is inconsistent with the terms of the applicable ISO Agreement or Non-Qualified Stock Option Agreement, Section 6(g) shall hereby be amended to be consistent with the applicable ISO Agreement or Non-Qualified Stock Option Agreement.

Your understand and agree that this change is intended to change Plan provisions regarding Options in termination of employment situations so that the Plan provisions are more in line with existing market standards, and not to confer additional benefits under your Options.

Please indicate your agreement with the above terms by signing below and returning a copy to the undersigned. You should also keep a copy of this letter with your Option documentation as evidence of the amendments. If you should have any questions regarding this letter, please contact the undersigned.

Very truly yours,
GREENWAY MEDICAL TECHNOLOGIES, INC.

By: ______________________________
Its: ______________________________

My agreement with the above terms is signified by my signature below.

Signed:	_____________________________	Dated: May __, 2004
[Optionee]